Exhibit 99.3

THE MANITOWOC COMPANY, INC.
AND SUBSIDIARIES

Schedule II:  Valuation and Qualifying Accounts
For The Years Ended December 31, 2001, 2002, and 2003
(dollars in thousands)

	Balance at Beginning of Year	Acquisitions of Business	Charged to Costs and Expenses	Deductions (1)	Balance at End of Year

Year Ended December 31, 2001
Allowance for doubtful accounts	$3,037	$6,433	$(816)	$(359)	$8,295
Inventory obsolesence reserve	$9,315	$8,775	$(1,064)	$(2,065)	$14,961
Deferred tax asset valuation allowance	$—	$3,951	$—	$—	$3,951

Year Ended December 31, 2002
Allowance for doubtful accounts	$8,295	$31,793	$5,147	$(2,079)	$43,156
Inventory obsolesence reserve	$14,961	$30,668	$5,668	$(7,563)	$43,734
Deferred tax asset valuation allowance	$3,951	$—	$—	$(1,907)	$2,044

Year Ended December 31, 2003
Allowance for doubtful accounts	$43,156	$2,089	$2,674	$(23,500)	$24,419
Inventory obsolesence reserve	$43,734	$459	$4,824	$(8,718)	$40,299
Deferred tax asset valuation allowance	$2,044	$(1,021)	$1,271	$(736)	$1,558

(1)  Deductions represent inventories and bad debts written - off, net of recoveries, and the effect of utilization of a portion of the foreign operating loss carryforwards.